SECURITY GROWTH AND INCOME FUND
FILE NO. 811-0487
CIK NO. 0000088565


Submission of matters to a vote of security holders

The annual meeting of Stockholders of Security Equity Fund, Security Growth and Income Fund, Security Ultra Fund, and SBL Fund was held January 26, 2000. The following matters were voted upon at the meeting:

(A) WITH REGARD TO THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE FUND'S CURRENT FISCAL YEAR:

                                                          VOTES
                                         ---------------------------------------
                  FUNDS                        FOR           AGAINST/ABSTENTIONS
     -------------------------------     ---------------     -------------------
     Security Equity Fund ..........      78,379,644.603        2,807,848.884
     Security Growth and Income Fund       7,972,436.703          262,061.999
     Security Ultra Fund ...........       7,758,326.270          224,768.194
     SBL Fund ......................     206,779,305.419        7,992,419.086

(B) WITH REGARD TO THE APPROVAL FOR AN ARRANGEMENT AND NEW INVESTMENT ADVISORY CONTRACT THAT WOULD PERMIT SECURITY MANAGEMENT COMPANY, LLC, THE FUND'S INVESTMENT ADVISER, WITH BOARD APPROVAL, TO ENTER INTO OR AMEND SUB-ADVISORY AGREEMENTS WITHOUT STOCKHOLDER APPROVAL:

                                                         VOTES
                                         --------------------------------------
                  FUNDS                       FOR           AGAINST/ABSTENTIONS
     -------------------------------     --------------     -------------------
     SECURITY EQUITY FUND
        Equity Series ..............     57,460,002.465       13,460,321.966
        Global Series ..............      1,634,173.646          169,362.323
        Total Return Series ........        436,998.900           22,393.959
        Social Awareness Series ....        494,488.720          214,874.590
        Value Series ...............      1,076,472.012          323,567.702
        Small Company Series .......      1,233,181.347           28,294.759
        Enhanced Index Series ......      1,338,841.336          557,168.769
        International Series .......        658,233.094           72,870.990
        Select 25 Series ...........      1,348,942.282          657,304.627
     SECURITY GROWTH AND INCOME FUND      7,276,586.186          957,912.516
     SECURITY ULTRA FUND ...........      7,185,530.069          797,564.395
     SBL FUND
        Series A ...................     34,408,432.792        5,217,553.632
        Series B ...................     38,273,125.797        5,781,256.600
        Series C ...................     10,415,553.977        1,907,045.493
        Series D ...................     48,391,138.820        6,479,697.001
        Series E ...................     10,841,222.689        1,534,037.217
        Series H ...................        892,353.745          133,399.165
        Series I ...................        174,211.202           44,828.707
        Series J ...................     11,850,080.441        1,880,228.506
        Series K ...................      1,117,956.268           92,005.491
        Series M ...................      2,931,241.847          316,815.514
        Series N ...................      5,218,957.015          557,804.047
        Series O ...................     10,449,581.465        1,437,099.759
        Series P ...................        868,045.207           54,710.165
        Series S ...................      6,270,995.313        1,057,930.430
        Series V ...................      2,202,275.370          200,958.408
        Series X ...................      1,603,074.141          141,122.988
        Series Y ...................      1,909,278.258          117,707.035

(C) WITH REGARD TO APPROVAL OF A BROKERAGE ENHANCEMENT PLAN PURSUANT TO RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT OF 1940, AND A NEW INVESTMENT ADVISORY CONTRACT THAT WOULD PERMIT THE IMPLEMENTATION OF THE PLAN:

                                                       VOTES
                                         ----------------------------------
                  FUNDS                       FOR           AGAINST/ABSTAIN
     -------------------------------     --------------     ---------------
     SECURITY EQUITY FUND
        Equity Series ..............     58,102,523.702     12,817,800.729
        Global Series ..............      1,662,754.462        140,781.507
        Total Return Series ........        436,998.900         22,393.959
        Social Awareness Series ....        500,734.496        208,628.814
        Value Series ...............      1,076,472.012        323,567.702
        Small Company Series .......      1,233,181.347         28,294.759
        Enhanced Index Series ......      1,338,841.336        557,168.769
        International Series .......        658,233.094         72,870.990
        Select 25 Series ...........      1,348,942.282        657,304.627
     SECURITY GROWTH AND INCOME FUND      7,332,736.443        901,762.259
     SECURITY ULTRA FUND ...........      7,212,720.232        770,374.232
     SBL FUND
        Series A ...................     34,896,228.686      4,729,757.738
        Series B ...................     38,852,881.468      5,201,500.929
        Series C ...................     10,568,970.341      1,753,629.129
        Series D ...................     49,317,907.237      5,552,928.584
        Series E ...................     10,951,981.265      1,423,278.641
        Series H ...................        921,597.961        104,154.949
        Series I ...................        174,211.202         44,828.707
        Series J ...................     12,155,854.421      1,574,454.526
        Series K ...................      1,140,957.641         69,004.118
        Series M ...................      2,975,967.597        272,089.764
        Series N ...................      5,258,989.969        517,771.093
        Series O ...................     10,651,655.046      1,235,026.178
        Series P ...................        875,390.340         47,365.032
        Series S ...................      6,460,448.043        868,477.700
        Series V ...................      2,182,905.306        220,328.472
        Series X ...................      1,613,347.461        130,849.668
        Series Y ...................      1,923,832.012        103,153.281


SECURITY GROWTH AND INCOME FUND:

                                                               VOTES
--------------------------------------------------------------------------------
                                                                       AGAINST/
                    ISSUE                               FOR          ABSTENTIONS
--------------------------------------------------------------------------------
a.  To amend the Fund's fundamental investment
    limitation concerning diversification.         7,403,810.191     830,688.511
--------------------------------------------------------------------------------
b.  To amend the Fund's fundamental investment
    limitation concerning share ownership of
    any one issuer.                                7,403,496.079     831,002.623
--------------------------------------------------------------------------------
c.  To eliminate the Fund's fundamental
    investment limitation concerning investing
    for control of portfolio companies.            7,400,448.186     834,050.516
--------------------------------------------------------------------------------
d.  To amend the Fund's fundamental investment
    limitation concerning underwriting.            7,400,143.923     834,354.779
--------------------------------------------------------------------------------
e.  To amend the Fund's fundamental investment
    limitation concerning borrowing.               7,396,191.474     838,307.228
--------------------------------------------------------------------------------
f.  To amend the Fund's fundamental investment
    limitation concerning lending.                 7,392,874.006     841,624.696
--------------------------------------------------------------------------------
g.  To eliminate the Fund's fundamental
    investment limitation concerning short
    sales and margin purchases of securities.      7,392,938.926     841,559.776
--------------------------------------------------------------------------------
h.  To eliminate the Fund's fundamental
    investment limitation concerning
    mortgaging, pledging or hypothecating
    its assets.                                    7,395,365.699     839,133.003
--------------------------------------------------------------------------------
i.  To eliminate the Fund's fundamental
    investment limitation concerning
    purchasing securities that are not
    traded on an exchange or actively
    traded over-the-counter.                       7,392,878.885     841,619.817
--------------------------------------------------------------------------------
j.  To eliminate the Fund's fundamental
    investment limitation concerning
    investment in companies with less
    than three years' operating history.           7,396,882.263     837,616.439
--------------------------------------------------------------------------------
k.  To eliminate the Fund's fundamental
    investment limitation concerning
    purchasing securities of an issuer in
    which the officers and directors of the
    Fund, Investment Manager or Underwriter
    own more than 5% of the outstanding
    securities of such issuer.                     7,386,317.349     848,181.353
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l.  To eliminate the Fund's fundamental
    investment limitation concerning
    investment in other investment companies.      7,391,782.381     842,716.321
--------------------------------------------------------------------------------
m.  To eliminate the Fund's fundamental
    investment limitation concerning the
    officers or directors of the Fund, the
    Underwriter or Investment Manager
    purchasing shares of the Fund, except
    at net asset value.                            7,395,717.103     838,781.599
--------------------------------------------------------------------------------
n.  To amend the Fund's fundamental investment
    limitation concerning buying or selling
    real estate and commodities or commodity
    contracts.                                     7,386,558.948     847,939.754
--------------------------------------------------------------------------------
o.  To eliminate the Fund's fundamental
    investment limitation concerning
    investment in puts, calls, straddles
    or spreads.                                    7,382,009.650     852,489.052
--------------------------------------------------------------------------------
p.  To eliminate the Fund's fundamental
    investment limitation concerning
    investment in limited partnerships or
    similar interests in oil, gas, mineral
    leases or other mineral exploration
    development programs.                          7,388,227.254     846,271.448
--------------------------------------------------------------------------------